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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 8, 2003


                         WORLD HEALTH ALTERNATIVES, INC.
             (Exact name of registrant as specified in this charter)




           Florida                      333-84934               04-3613924
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


300 Penn Center Blvd., Suite 201, Pittsburgh, PA                        15235
    (Address of Principal Executive Offices)                          (Zip Code)


       Registrant's Telephone Number, including area code: (412) 829-7800


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changes Since Last Report)


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ITEM 5 - OTHER EVENTS

On December 8, 2003, World Health Alternatives, Inc., a Florida corporation (the "Company"), redeemed 8,000,000 shares of the Company's common stock held by Richard E. McDonald, President of the Company, and 8,000,000 shares of the Company's common stock held by Marc D. Roup, Chief Executive Officer of the Company (the "Redemptions"). Neither of Messrs. McDonald nor Roup received any consideration or compensation in connection with the Redemptions. Immediately after the Redemptions, Messrs. McDonald and Roup held 7,569,000 and 8,750,000 shares of the Company's common stock, respectively.

The Company effected the Redemptions to reduce the long-term dilutive effect on the Company's future earnings per share which would have been caused if these shares remained outstanding. Because the Company did not pay any consideration or compensation in connection with the Redemptions, these transactions did not have a material adverse effect on the Company's current cash position.


ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS

(c) Exhibits

                                                                        PAGES OF
                                                                      SEQUENTIAL
   EXHIBIT INDEX                                                NUMBERING SYSTEM

   None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        WORLD HEALTH ALTERNATIVES, INC.


                                        By /s/ Richard E. McDonald
                                           -------------------------------------
                                           Richard E. McDonald
                                           President,
                                           Principal Financial Officer
                                           Principal Accounting Officer
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                                        By /s/ Marc D. Roup
                                           -------------------------------------
                                           Marc D. Roup
                                           Chief Executive Officer and Director


Date: December 8, 2002


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